Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the use of the name of Netherland, Sewell & Associates, Inc.; to references to Netherland, Sewell & Associates, Inc.; and to the inclusion of information taken from the following reports in the Shelf Registration Statement on Form S-1 to be filed on or about August 31, 2007 (collectively, the “Form S-1”) and in the notes to the financial statements included in the Form S-1:
June 30, 2007, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case
December 31, 2006, SandRidge Energy, Inc. Interest in Certain Properties located in the United States — SEC Price Case
June 30, 2006, National Offshore LP Interest in Certain Properties located in the United States owned by National Energy Group — SEC Price Case
June 30, 2006, National Onshore LP Interest in Certain Properties located in the United States owned by National Energy Group — SEC Price Case
June 30, 2006, NEG Operating LLC Interest in Certain Properties located in the United States owned by National Energy Group — SEC Price Case
December 31, 2005, Riata Energy, Inc. Interest in Certain Properties located in the United States - SEC Price Case
We further consent to the reference to our firm as experts in the Form S-1, including the prospectus included therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III
President and Chief Operating Officer

Dallas, Texas
August 31, 2007
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